UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to

Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 29, 2013

Molycorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34827	27-2301797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 Denver Tech Center Parkway, Suite 1000, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 843-8040

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2013, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Molycorp, Inc. (the “Company”) approved a letter agreement (the “Letter Agreement”) to be entered into with Constantine Karayannopoulos, the Company’s President and Chief Executive Officer, setting forth an executive compensation package for Mr. Karayannopoulos for his service in those positions.

Base Salary

Under the terms of the Letter Agreement, Mr. Karayannopoulos will receive base salary for 2013 at an annual rate of $425,000 (the “Base Salary”).

Annual Incentive Compensation

Under the terms of the Letter Agreement, the Committee also granted Mr. Karayannopoulos an annual incentive compensation opportunity (the “Annual RSU Award”) in the form of 159,474 target, performance-based and stock-settled restricted stock units (the “Annual RSUs”).  Pursuant to the Annual RSU Award, Mr. Karayannopoulos is eligible to earn from zero to 200% of the Annual RSUs during the performance period of January 1, 2013 through December 31, 2013, prorated based on his actual period of service during 2013.  The Annual RSUs will be earned based on the achievement of Company goals (weighted 80%) and on Mr. Karayannopoulos’ achievement of individual goals (weighted 20%) during the performance period, as determined by the Committee, with such goals communicated prior to June 15, 2013.  The Company goals will be based on certain business objectives of the Company, including advancing the Company’s financial results (EBITDA and cash flow goals), strategic projects (production level and cost goals) and safety and sustainability goals.  The Annual RSUs will not earn dividend equivalents.  The Annual RSU Award will be evidenced by and subject to the terms of an award agreement between the Company and Mr. Karayannopoulos, including provisions regarding alternative vesting treatment upon his death or disability, termination without cause, or retirement or in connection with a change in control of the Company.

Time-Based Restricted Stock Units

The Letter Agreement also reflects the Committee’s grant to Mr. Karayannopoulos of 187,523 time-based and stock settled restricted stock units (the “LTIP RSUs”) with a grant date of May 13, 2013.  The LTIP RSUs will become nonforfeitable based on Mr. Karayannopoulos’ service as Chief Executive Officer through December 31, 2013, subject to earlier vesting upon a determination by the Board that his services as Chief Executive Officer through December 31, 2013 are no longer needed or retirement.  The LTIP RSUs may earn dividend equivalents, and will be evidenced by and subject to the terms of an award agreement between the Company and Mr. Karayannopoulos, including provisions regarding alternative vesting treatment upon his death or disability or in connection with a change in control of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLYCORP, INC.

By:	/s/ Kevin W. Johnson
	Name:	Kevin W. Johnson
	Title:	Executive Vice President and General
Counsel

Date:  June 4, 2013